UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 16, 2009

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01          Regulation FD Disclosure

Declaration and Reduction of Common Stock Dividend

On March 16, 2009, the Board of Directors of CFS Bancorp, Inc. (the “Company”) declared a quarterly cash dividend of $0.01 per share on the common stock of the Company.  The dividend is payable on April 24, 2009 to shareholders of record as of the close of business on April 3, 2009.  The dividend is a reduction from the $0.04 per share dividend paid in the first quarter of 2009.  The Board believes that the dividend reduction is appropriate given the continued uncertainty in the economy and is a prudent step to further enhance and preserve the Company’s capital position and liquidity that are key components of its strategic plan.  The Company intends to use the retained capital to continue to implement its current corporate strategy of reducing non-performing assets, modestly growing the loan portfolio, increasing its core deposits and improving earnings.

Informal Regulatory Agreements

In addition, the Company and its wholly owned subsidiary, Citizens Financial Bank (the “Bank”), have agreed to enter into informal agreements (the “Agreements”) with the Office of Thrift Supervision (the “OTS”) to address certain regulatory matters.  Specifically, under the Agreements the Company and the Bank have submitted to the OTS its capital and business plans for their review and comment as well as their review of the Bank’s efforts in monitoring and reducing its nonperforming loans.  In addition, under the Agreements, both the Bank and the Company have agreed to seek the OTS’ approval prior to the declaration of any future dividends.  The Company has also agreed not to repurchase or redeem any shares of its common stock or incur or renew any debt without the OTS’ approval.  The Company does not currently have any debt outstanding. Compliance with the terms of the Agreements is not expected to have a material effect on the financial condition or results of operations of the Company or the Bank.

As of December 31, 2008, the Bank’s Tier 1 capital ratio was 9.07%, its Tier 1 risk-based capital ratio was 11.96% and its total risk-based capital ratio was 13.21%, all in excess of the “well-capitalized” definitions of the OTS.  The Company’s tangible common equity at December 31, 2008 was $111.8 million, or 9.97% of tangible assets.

This disclosure may contain certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by and information currently available to management.  The words "anticipate," "believe," "estimate," "expect," "indicate," "intend," "should," and similar expressions, or the negative thereof, as they relate to the Company or the Company’s management, are intended to identify forward-looking statements.  Such statements reflect the current views of the Company with respect to future events that are subject to certain risks and uncertainties that may cause actual results to vary.  The Company does not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: March 20, 2009	By:	/s/ Charles V. Cole
Charles V. Cole
Executive Vice President -
Chief Financial Officer